PROSPECTUS SUPPLEMENT                                         File No. 333-68747
 (To Prospectus and Prospectus Supplement dated May 6, 1999)      Rule 424(b)(3)
Prospectus number:  1894



                            Merrill Lynch & Co., Inc.



                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:               $40,000,000


CUSIP Number:                   59018S 3T9


Interest Rate:                  6.72%


Original Issue Date:            Feb. 14, 2000


Stated Maturity Date:           Feb. 14, 2001


Interest Payment Dates:         At Maturity


Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the Stated
                                Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the Stated
                                Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                        The Chase Manhattan Bank


Dated:                          Feb. 9, 2000